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                                                                    EXHIBIT 23.2

                             CONSENT OF INDEPENDENT
                          CERTIFIED PUBLIC ACCOUNTANTS

Youbet.com, Inc.
Los Angeles, California

    We hereby consent to the inclusion in the prospectus constituting a part of this Registration Statement of our report dated March 25, 1999, except for Note 11, which is as of April 6, 1999, relating to the consolidated financial statements of Youbet.com, Inc. for the years ended December 31, 1997 and 1998 appearing in the prospectus.

    We also consent to the incorporation by reference in the prospectus constituting a part of this Registration Statement of our report dated March 25, 1999, except for Note 11, which is as of April 6, 1999, relating to the consolidated financial statements of Youbet.com, Inc. for the years ended December 31, 1997 and 1998 appearing in the Company's Annual Report on Form 10-KSB for the year ended December 31, 1998.

    We also consent to the reference to us under the caption "Experts" in the prospectus.

                                          BDO SEIDMAN, LLP


Los Angeles, California
June 11, 1999